Exhibit 99
INVESTOR CONTACT:	MEDIA CONTACT:
Nathan Annis	Wendy Watkins
(507) 437-5248	(507) 437-5345
ir@hormel.com	media@hormel.com

HORMEL FOODS ANNOUNCES THIRD QUARTER RESULTS AND CONTINUED PROGRESS TOWARDS KEY STRATEGIC INITIATIVES

Full year guidance lowered due to high commodity price volatility

AUSTIN, Minn. (August 24, 2017) – Hormel Foods Corporation (NYSE: HRL) today reported results for the third quarter of fiscal year 2017. All comparisons are to the third quarter of fiscal year 2016. Results reflect the divestiture of the Diamond Crystal Brands business, the divestiture of the Farmer John business, and the acquisition of Justin’s, LLC. The impact of these transactions is excluded in the presentation of the non-GAAP adjusted measures below.

SUMMARY – THIRD QUARTER

•                 Record earnings before income tax of $278 million, up 1 percent compared to 2016 earnings before income tax of $274 million

•                 Diluted earnings per share of $0.34, down 6 percent from 2016 EPS of $0.36

•                 Income taxes up $17 million compared to 2016; tax rate of 34.3 percent compared to 28.6 percent in 2016

•                 Sales of $2.2 billion, down 4 percent; Non-GAAP1 adjusted sales2 up 1 percent

•                 Volume down 9 percent; Non-GAAP1 adjusted volume2 down 1 percent

•                 Refrigerated Foods operating profit up 15 percent; volume down 16 percent; Non-GAAP1 adjusted volume2 down 1 percent; sales down 6 percent; Non-GAAP1 adjusted sales2 up 5 percent

•                 Grocery Products operating profit up 10 percent; volume up 4 percent; Non-GAAP1 adjusted volume2 up 3 percent; sales up 6 percent; Non-GAAP1 adjusted sales2 up 3 percent

•                 International & Other operating profit down 16 percent; volume up 1 percent; sales up 1 percent

•                 Specialty Foods operating profit down 14 percent; volume down 8 percent; Non-GAAP1 adjusted volume2 up 2 percent; sales down 7 percent; Non-GAAP1 adjusted sales2 down 1 percent

•                 Jennie-O Turkey Store operating profit down 20 percent; volume down 7 percent; sales down 9 percent

STRATEGIC INVESTMENTS

“We continue to make excellent progress towards our strategic growth initiatives outlined in our 2017 Investor Day,” said Jim Snee, president and chief executive officer. “We separately announced three strategic investments which perfectly align with our path forward.”

“The acquisition of Fontanini Italian Meats and Sausages complements our branded foodservice business and provides additional avenues for growth in the foodservice channel as well as much-needed production capacity for our pizza toppings business,” Snee said. “This morning we also announced the acquisition of the Ceratti® brand, a premium value-added meats company in Brazil. This acquisition expands our global presence and is a platform for future acquisitions in

South America. We are excited to welcome the Fontanini and Ceratti employees into the Hormel Foods family and look forward to their contributions going forward.”

“Earlier this month we committed over $130 million to expand production capacity for precooked bacon at our Dold Foods facility in Wichita, Kansas,” Snee said. “The demand for bacon, especially HORMEL® BACON 1TM fully cooked bacon, has been incredible. This strategic investment significantly increases our capacity and gives us runway for future growth in foodservice.”

COMMENTARY – THIRD QUARTER

“We generated record pre-tax earnings this quarter even as we faced record-high input costs for two of our primary raw materials, pork bellies and beef trim,” Snee said. “Nevertheless the results did not meet our expectations. Our team is working to mitigate the effects of volatile commodity markets through increased pricing, strategic promotional activity, and our on-going innovation efforts.”

“Strong earnings growth in Grocery Products and Refrigerated Foods was able to offset lower earnings in our other three segments,” Snee said. “Specialty Foods results are disappointing, primarily caused by a soft quarter for MUSCLE MILK® ready-to-drink protein products. As we anticipated, Jennie-O Turkey Store continues to navigate through unfavorable market conditions in the turkey industry.”

SEGMENT OPERATING HIGHLIGHTS – THIRD QUARTER

Grocery Products (19% of Net Sales, 21% of Total Segment Operating Profit)

Grocery Products sales increased 6 percent aided by strong sales of WHOLLY GUACAMOLE® dips, an additional period of JUSTIN’S® specialty nut butters, and higher sales of SKIPPY® peanut butter products. Segment profit increased 10 percent as higher input costs for beef trim, pork trim, and avocadoes were offset by advertising reductions and incremental earnings from an additional period of JUSTIN’S® specialty nut butters.

Refrigerated Foods (49% of Net Sales, 49% of Total Segment Operating Profit)

Refrigerated Foods sales declined 6 percent, primarily related to the divestiture of the Farmer John business. Foodservice products such as HORMEL® BACON 1TM fully cooked bacon and HORMEL® pepperoni and retail products such as HORMEL® BLACK LABEL® bacon, HORMEL® pepperoni, and HORMEL GATHERINGS® party trays posted strong sales growth. Segment profit increased 15 percent as strong demand for pork and operational improvements offset higher input costs related to bellies, pork trim, and beef trim, along with the divestiture of Farmer John.

Jennie-O Turkey Store (17% of Net Sales, 16% of Total Segment Operating Profit)

Jennie-O Turkey Store sales declined 9 percent and segment profit declined 20 percent. These decreases are primarily due to lower turkey commodity prices, pricing pressure from competing proteins, and increased operating expenses. A reduction in harvest volume was the primary factor to the decline in sales and volume.

Specialty Foods (9% of Net Sales, 8% of Total Segment Operating Profit)

Specialty Foods sales declined 7 percent primarily related to one extra period of Diamond Crystal Brands in fiscal 2016 and lower sales of MUSCLE MILK® protein products. Segment profit declined 14 percent as pricing of contract packaging sales did not keep pace with input cost increases. Lower sales for MUSCLE MILK® ready-to-drink protein products also contributed to the decline in segment profit.

International & Other (6% of Net Sales, 6% of Total Segment Operating Profit)

International sales increased 1 percent and segment profit decreased 16 percent driven by lower results in China, reflecting startup costs for our Jiaxing production facility and the closing of our Shanghai facility.

OUTLOOK

“We expect continued earnings pressure from higher input costs for key raw materials such as bellies, pork trim, and beef trim,” Snee said. “While we have communicated price increases in many categories, the increases will not be fully effective until late in the fourth quarter. Jennie-O Turkey Store continues to be adversely affected by unfavorable market conditions, as the industry has not returned to normalized turkey production levels. For these reasons, we are lowering our full year guidance to $1.54 - $1.58 per share from the low end of $1.65 to $1.71 per share. In the face of a challenging year, we are focused on our strategic initiatives and are committed to maintaining a long-term perspective on our decisions.”

DIVIDENDS

Effective August 15, 2017, the company paid its 356th consecutive quarterly dividend at the annual rate of $0.68.

1 COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements are presented to provide investors additional information to facilitate the comparison of past and present operations. The company believes these non-GAAP adjusted financial measurements provide useful information to investors because they are the measurements used to evaluate performance on a comparable year-over-year basis. Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance. These non-GAAP measurements are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

2 ADJUSTED FINANCIAL MEASURES

Adjusted net sales and volume excludes the impact from the Justin’s, LLC acquisition in May 2016, and the divestitures of the Diamond Crystal Brands business in May 2016, and the Farmer John business in January 2017. Results below reflect only the incremental sales and tonnage through period 7 of fiscal 2017 for the Justin’s, LLC acquisition and only through the date of divestiture, or period 7 of fiscal 2016, for the Diamond Crystal Brands divestiture. The tables below show the calculations to reconcile from the non-GAAP adjusted measures to the GAAP measures in the third quarter and third quarter year-to-date of fiscal 2016 and fiscal 2017.

3rd Quarter

Net Sales

		Justin’s	2017		DCB	Farmer	2016
	2017	Acquisition	Non-GAAP	2016	Divestiture	John	Non-GAAP	Non-GAAP
(in thousands)	Net Sales	(Pd 7, 2017)	Net Sales	Net Sales	(Pd 7, 2016)	Divestiture	Net Sales	% Change
Grocery Products	$421,986	$(8,679)	$413,307	$399,342	$-	$-	$399,342	3.5%
Refrigerated Foods	1,086,546		1,086,546	1,155,297		(121,065)	1,034,232	5.1%
Jennie-O Turkey Store	369,078		369,078	403,953			403,953	(8.6%)
Specialty Foods	196,873		196,873	212,197	(13,171)		199,026	(1.1%)
International & Other	132,892		132,892	131,587			131,587	1.0%
Total Net Sales	$2,207,375	$(8,679)	$2,198,696	$2,302,376	$(13,171)	$(121,065)	$2,168,140	1.4%

Tonnage (lbs.)

		Justin’s	2017		DCB	Farmer	2016
	2017	Acquisition	Non-GAAP	2016	Divestiture	John	Non-GAAP	Non-GAAP
(in thousands)	Tonnage	(Pd 7, 2017)	Tonnage	Tonnage	(Pd 7, 2016)	Divestiture	Tonnage	% Change
Grocery Products	219,088	(1,114)	217,974	210,877			210,877	3.4%
Refrigerated Foods	503,296		503,296	596,389		(87,264)	509,125	(1.1%)
Jennie-O Turkey Store	200,143		200,143	215,447			215,447	(7.1%)
Specialty Foods	111,417		111,417	120,487	(11,697)		108,790	2.4%
International & Other	78,120		78,120	77,235			77,235	1.1%
Total Tonnage	1,112,064	(1,114)	1,110,950	1,220,435	(11,697)	(87,264)	1,121,474	(0.9%)

Year to Date Net Sales

		Justin’s				DCB
		Acquisition		2017		Divestiture		2016
	2017	(Period 7,	Farmer John	Non-GAAP	2016	(Pd 7, 2016	Farmer John	Non-GAAP	Non-GAAP
(in thousands)	Net Sales	2017 YTD)	Divestiture	Net Sales	Net Sales	YTD)	Divestiture	Net Sales	% Change
Grocery Products	$1,271,936	$(43,146)	$-	$1,228,790	$1,193,032	$-	$-	$1,193,032	3.0%
Refrigerated Foods	3,237,071		(100,231)	3,136,840	3,409,897		(370,362)	3,039,535	3.2%
Jennie-O Turkey Store	1,178,304			1,178,304	1,199,559			1,199,559	(1.8%)
Specialty Foods	597,716			597,716	722,460	(140,084)		582,376	2.6%
International & Other	389,884			389,884	370,335			370,335	5.3%
Total Net Sales	$6,674,911	$(43,146)	$(100,231)	$6,531,534	$6,895,283	$(140,084)	$(370,362)	$6,384,837	2.3%

Tonnage (lbs.)

		Justin’s				DCB
		Acquisition		2017		Divestiture		2016
	2017	(Period 7,	Farmer john	Non-GAAP	2016	(Pd 7, 2016	Farmer John	Non-GAAP	Non-GAAP
(in thousands)	Tonnage	2017 YTD)	Divestiture	Tonnage	Tonnage	YTD)	Divestiture	Tonnage	% Change
Grocery Products	667,502	(6,430)		661,072	647,816			647,816	2.0%
Refrigerated Foods	1,633,211		(80,454)	1,552,757	1,834,852		(279,771)	1,555,081	(0.1%)
Jennie-O Turkey Store	620,343			620,343	610,486			610,486	1.6%
Specialty Foods	340,678			340,678	456,214	(133,733)		322,481	5.6%
International & Other	233,481			233,481	221,673			221,673	5.3%
Total Tonnage	3,495,215	(6,430)	(80,454)	3,408,331	3,771,041	(133,733)	(279,771)	3,357,537	1.5%

CONFERENCE CALL

A conference call will be webcast at 8:30 a.m. CT on Thursday, August 24, 2017. Access is available at www.hormelfoods.com. The call will also be available via telephone by dialing 800-263-0877 and providing the access code 9221656. An audio replay is available by going to www.hormelfoods.com and clicking on Investors. The webcast replay will be available at 11:00 a.m. CT, Thursday, August 24, 2017, and will remain on the website for one year.

About Hormel Foods Corporation – Inspired People. Inspired Food.™

Hormel Foods Corporation, based in Austin, Minn., is a global branded food company with over $9 billion in annual revenues across 75 countries worldwide. Its brands include SKIPPY®, SPAM®, Hormel® Natural Choice®, Applegate®, Justin’s®, Wholly Guacamole®, Hormel® Black Label® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of “The 100 Best Corporate Citizens” by Corporate Responsibility Magazine for the ninth year in a row, and has received numerous other awards and accolades for its corporate responsibility and community service efforts. In 2016, the company celebrated its 125th anniversary and announced its new vision for the future - Inspired People. Inspired Food.™ - focusing on its legacy of innovation. For more information, visit www.hormelfoods.com and http://csr.hormelfoods.com/.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors which appear on pages 32 - 38 in the company’s Form 10-Q for the quarter ended April 30, 2017, which can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

HORMEL FOODS CORPORATION

SEGMENT DATA

(Unaudited) (In thousands)

	THIRD QUARTER – 13 WEEKS ENDED

NET SALES	July 30, 2017	July 24, 2016	% Change
Grocery Products	$421,986	$399,342	5.7
Refrigerated Foods	1,086,546	1,155,297	(6.0)
Jennie-O Turkey Store	369,078	403,953	(8.6)
Specialty Foods	196,873	212,197	(7.2)
International & Other	132,892	131,587	1.0
Total	$2,207,375	$2,302,376	(4.1)

OPERATING PROFIT
Grocery Products	$58,780	$53,344	10.2
Refrigerated Foods	138,314	120,702	14.6
Jennie-O Turkey Store	44,986	56,147	(19.9)
Specialty Foods	23,336	27,089	(13.9)
International & Other	17,111	20,308	(15.7)
Total segment operating profit	282,527	277,590	1.8
Net interest and investment expense	1,681	673	149.8
General corporate expense	2,865	2,922	(2.0)
Less: Noncontrolling interest	43	122	(64.8)
Earnings before income taxes	$278,024	$274,117	1.4

	YEAR TO DATE – 39 WEEKS ENDED

NET SALES	July 30, 2017	July 24, 2016	% Change
Grocery Products	$1,271,936	$1,193,032	6.6
Refrigerated Foods	3,237,071	3,409,897	(5.1)
Jennie-O Turkey Store	1,178,304	1,199,559	(1.8)
Specialty Foods	597,716	722,460	(17.3)
International & Other	389,884	370,335	5.3
Total	$6,674,911	$6,895,283	(3.2)

OPERATING PROFIT
Grocery Products	$201,894	$185,727	8.7
Refrigerated Foods	442,316	417,612	5.9
Jennie-O Turkey Store	176,952	237,128	(25.4)
Specialty Foods	80,895	90,735	(10.8)
International & Other	62,191	58,839	5.7
Total segment operating profit	964,248	990,041	(2.6)
Net interest and investment expense	2,463	5,663	(56.5)
General corporate expense	13,308	32,111	(58.6)
Less: Noncontrolling interest	159	215	(26.0)
Earnings before income taxes	$948,636	$952,482	(0.4)

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	July 30, 2017	July 24, 2016	July 30 2017	July 24, 2016

Net sales	$2,207,375	$2,302,376	$6,674,911	$6,895,283

Cost of products sold	1,754,966	1,827,091	5,183,302	5,335,628

GROSS PROFIT	452,409	475,285	1,491,609	1,559,655

Selling, general and administrative	176,660	206,876	567,886	627,968
Goodwill impairment charge	-	-	-	991
Equity in earnings of affiliates	3,956	6,381	27,376	27,449

OPERATING INCOME	279,705	274,790	951,099	958,145

Other income & expenses:
Interest & investment income	1,376	2,474	6,643	3,920
Interest expense	(3,057)	(3,147)	(9,106)	(9,583)

EARNINGS BEFORE INCOME TAXES	278,024	274,117	948,636	952,482

Provision for income taxes	95,473	78,341	319,896	306,155
(effective tax rate)	34.34%	28.58%	33.72%	32.14%

NET EARNINGS	182,551	195,776	628,740	646,327
Less: net earnings attributable to noncontrolling interest	43	122	159	215
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$182,508	$195,654	$628,581	$646,112

NET EARNINGS PER SHARE
Basic	$0.35	$0.37	$1.19	$1.22
Diluted	$0.34	$0.36	$1.17	$1.19

WEIGHTED AVG. SHARES OUTSTANDING
Basic	528,165	529,660	528,487	529,473
Diluted	538,814	542,163	539,504	542,890

DIVIDENDS DECLARED PER SHARE	$0.170	$0.145	$0.510	$0.435

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited) (In thousands)

	July 30, 2017	October 30, 2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$633,341	$415,143
Accounts receivable	549,011	591,310
Inventories	1,013,214	985,683
Income taxes receivable	-	18,282
Prepaid expenses	17,096	13,775
Other current assets	4,433	5,719

TOTAL CURRENT ASSETS	2,217,095	2,029,912

DEFERRED INCOME TAXES	-	6,223

INTANGIBLES	2,705,388	2,737,755

OTHER ASSETS	531,386	490,728

PROPERTY, PLANT & EQUIPMENT, NET	1,054,096	1,105,449

TOTAL ASSETS	$6,507,965	$6,370,067

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

CURRENT LIABILITIES	$877,771	$1,053,196

LONG-TERM DEBT – LESS CURRENT MATURITIES	250,000	250,000

DEFERRED INCOME TAXES	9,571	-

OTHER LONG-TERM LIABILITIES	617,443	615,465

SHAREHOLDERS’ INVESTMENT	4,753,180	4,451,406

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$6,507,965	$6,370,067

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (In thousands)

	Thirty-Nine Weeks Ended
	July 30, 2017	July 24, 2016

OPERATING ACTIVITIES
Net earnings	$628,740	$646,327
Depreciation and amortization of intangibles	96,121	96,520
Goodwill impairment charge	-	991
Increase in working capital	(203,393)	(99,467)
Other	(9,995)	(22,685)
NET CASH PROVIDED BY OPERATING ACTIVITIES	511,473	621,686

INVESTING ACTIVITIES
Proceeds from sale of business	135,944	110,149
Acquisitions of businesses/intangibles	-	(281,655)
Net purchases of property/equipment	(115,979)	(163,238)
(Increase) decrease in investments, equity in affiliates, and other assets	(1,154)	6,865
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	18,811	(327,879)

FINANCING ACTIVITIES
Net payments on short-term debt	-	(40,000)
Dividends paid on common stock	(256,341)	(219,744)
Share repurchase	(94,487)	(44,976)
Other	39,196	48,423
NET CASH USED IN FINANCING ACTIVITIES	(311,632)	(256,297)
Effect of exchange rate changes on cash	(454)	(5,152)
INCREASE IN CASH AND CASH EQUIVALENTS	218,198	32,358
Cash and cash equivalents at beginning of year	415,143	347,239
CASH AND CASH EQUIVALENTS AT END OF QUARTER	$633,341	$379,597